Exhibit 99.5

                                            PRIVATE AND CONFIDENTIAL

                                            April 30, 2007

                                            VIA E-MAIL

                                            Gregg Lemkau
                                            Managing Director
                                            Goldman, Sachs & Co.
                                            85 Broad Street
                                            New York, NY 10004

                                            Dear Gregg:

                                            Reference is made to the letter addressed to your attention dated April 29, 2007 from Fillmore
                                            Capital Partners, LLC on behalf of certain of its affiliates (“Fillmore”) regarding Fillmore’s proposal to acquire Genesis HealthCare Corporation (the “Proposed Letter”). The Proposed
                                            Letter is hereby amended to provide that our proposal will remain in effect until 5:00 p.m. (EDT)
                                            on May 7, 2007.

                                            Sincerely,

                                               /s/ Ronald E. Silva
                                            Ronald E. Silva
                                            President and Chief Executive Officer
                                            Fillmore Capital Partners, LLC

                                          FILLMORE CAPITAL PARTNERS FOUR EMBARCADERO CENTER SUITE 710 SAN FRANCISCO CA 94111 PHONE 415-834-1477 FAX 415-834-1475